Aflac Incorporated 2007 Form 10-K

EXHIBIT 10.8

Aflac Incorporated Sales Incentive Plan

Aflac maintains an unwritten Sales Incentive Plan (SIP) under which the Director of Sales of Aflac is a participant. The SIP provides for performance-based bonuses based on the achievement of new annualized premium sales growth and field force development objectives. The targets for each objective are determined at the beginning of the performance period (typically the calendar year). Bonuses under the SIP are determined based on performance achievement results at the conclusion of the performance period.

EXH 10.8-1